                                                                    EXHIBIT 10.7

                       SUPPLEMENTAL DEVELOPMENT AGREEMENT
                       ----------------------------------


     THIS AGREEMENT, made as of the 18th day of April, 1997, by and among THE STATE OF MINNESOTA ACTING THROUGH ITS OFFICE OF THE COMMISSIONER OF IRON RANGE RESOURCES AND REHABILITATION (hereinafter referred to as the "IRRRB"), the GRAND RAPIDS ECONOMIC DEVELOPMENT AUTHORITY, a public body politic and corporate and a political subdivision under the laws of the State of Minnesota (hereinafter referred to as the "Authority"), and ASV, INC., a Minnesota corporation (hereinafter referred to as "ASV").

                                    RECITALS
                                    --------

     A. The IRRRB, the Authority and ASV entered into a Development Agreement as of July 14, 1994 in order to provide for construction of a manufacturing facility (the "ASV Manufacturing Facility") to be located upon certain land (identified in the Development Agreement as the "Land").

     B. The Authority is in the process of acquiring fee title to certain additional land (the "Additional Land"), as described in Exhibit "A" attached, located in the City of Grand Rapids, County of Itasca, State of Minnesota, which will be leased by the Authority to ASV pursuant to a supplemental lease (the "Supplemental Lease"), a copy of which is attached as Exhibit "B", which will supplement and modify the terms of that certain Lease and Option Agreement (the "Lease"), entered into as of July 14, 1994 by and between the Authority and ASV with regard to the Land and pursuant to the Development Agreement.

     C. The Additional Land is subject to a Ground Lease and Assignment (the "Ground Lease") dated November 27, 1996, a copy of which is attached hereto as Exhibit "C". It is the intent of the parties that this Ground Lease shall terminate prior to execution of the Supplemental Lease and that any improvements and partial improvements shall, pursuant to the terms of the Ground Lease, become the property of the Authority.

     D. The IRRRB, the Authority and ASV desire to supplement and modify the Development Agreement, and other documents and agreements made and entered into pursuant to or otherwise relating to the Development Agreement in order to construct additions and improvements to the ASV Manufacturing Facility (as defined in the Development

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

Agreement). These improvements and additions (the "Phase II Development") shall be constructed upon the Additional Land and a portion of the Land.

     E. The Authority and ASV have agreed to cooperate in obtaining from Norwest Bank Minnesota North, National Association, (the "Bank") a loan to enable construction of the Phase II Development (the "Norwest Loan") to be secured by the Land, ASV Manufacturing Facility, the Additional Land and the Phase II Development.

     F. The IRRRB intends to become a participant with Norwest in the Norwest Loan, upon terms and conditions to be separately negotiated between the Bank and the IRRRB.

     NOW, THEREFORE, in consideration of the foregoing and the mutual obligations of the parties hereto, each of them does hereby covenant and agree with the others as follows:

                                   ARTICLE I

             RATIFICATION AND CONTINUANCE OF DEVELOPMENT AGREEMENT
             -----------------------------------------------------

     1.1 Except as is specifically deleted, replaced or otherwise modified by express terms of this Supplemental Development Agreement, all terms and conditions of the Development Agreement shall continue in full force and effect, unaffected by this Supplemental Development Agreement.

     1.2 All representations, warranties, covenants and obligations contained in the Development Agreement, not so deleted, replaced or modified, are hereby ratified and reaffirmed by the IRRRB, the Authority and ASV, to extend to the Additional Land and the Phase II Development.

                                   ARTICLE II

                    CONSTRUCTION OF THE PHASE II DEVELOPMENT
                    ----------------------------------------

     2.1 The Authority hereby agrees to immediately proceed to acquire fee title to the Additional Land free and clear of any liens, encumbrances or restrictions except as set forth on the attached Exhibit "A" and to furnish all material and labor and to do all things necessary for the construction of the Phase II Development in a good and workmanlike manner in accordance with the Preliminary Plans and Specifications described or set forth on Exhibit "D" attached hereto and made a part hereof (the "Preliminary Plans and Specifications") and to complete

                                      -2-
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          the construction thereof in accordance with applicable building and zoning regulations, as the same are presently enforced by the governmental bodies having jurisdiction thereof. ASV agrees to forthwith cause final plans and specifications for the Phase II Development (the "Final Plans and Specifications") to be prepared in accordance with the Preliminary Plans and Specifications. When said Final Plans and Specifications have been approved by the Authority and ASV, a list and description of said Final Plans and Specifications shall be attached to each party's copy of this Agreement and the Authority shall construct and complete the Phase II Development in a good and workmanlike manner in accordance with said Final Plans and Specifications and the aforesaid applicable building and zoning regulations.

     2.2 The Authority and ASV shall cause the Phase II Development to be substantially completed in accordance with the approved Final Plans and Specifications on or before January 1, 1998, provided, however, that in the event substantial completion is delayed by act or neglect of ASV or those acting for or under ASV, by the Authority's inability to obtain materials, by act of God, act of war, act of governmental authority other than the Authority, labor disputes, fire weather, casualties, changes requested by ASV to the approved plans and specifications or any other cause beyond the control of the Authority, then the time for completion shall be extended for the period of any such delay.

     2.3 Particularly, ASV has been made aware that the Additional Land is currently owned in fee by the City of Grand Rapids, a Minnesota municipal corporation, for the benefit of the Itasca County Grand Rapids Airport Commission, is subject to certain zoning ordinances and other conditions relating to the Additional Land and that approval of acquisition of the Additional Land by the Authority, and construction of the Phase II Development is subject to approval by the Federal Aviation Administration, which is beyond the control of the Authority, and the time for completion shall specifically be extended for a period of any delay occasioned by the Federal Aviation Administration.

     2.4 ASV hereby agrees to pay the amount, if any, by which the total cost of the Phase II Development, including attorney fees, Construction Manager fees and other direct costs or out-of-pocket payments for the Phase II Development shall exceed the total of the proceeds of the Norwest Loan and the sum of $7,500.00, and shall provide the IRRRB and the Authority reasonable evidence and assurances that ASV can pay such amount, if any, as it becomes due and payable. That amount shall not be interpreted to include the value of improvements to the Additional Land prior to the effective date of the Supplemental Lease, or any items of personalty acquired by ASV to become improvements or fixtures upon the Additional Land and which were acquired for such purposes pursuant to the Ground Lease. A schedule of these items is attached hereto as Exhibit "E".

     2.5 The parties agree that the portion of the Phase II Development constructed upon the Land, and in accordance with the Preliminary Plans and Specifications and the Final Plans and Specifications, shall be permitted as alterations, additions or improvements to the Lease Property pursuant to Article IX of that certain Lease and Option Agreement between the authority and ASV dated as of July 14, 1994. Those alterations, additions or improvements shall remain subject to all terms of that Lease and Option Agreement, which shall be otherwise deemed unaffected by the Supplemental Development Agreement or any other documents or agreement entered into pursuant hereto.

                                  ARTICLE III

                          SUPPLEMENTAL LEASE AGREEMENT
                          ----------------------------

     3.1 As soon as feasible following acquisition of the Additional Land by the Authority, the Authority and ASV shall each execute and deliver the Supplemental Lease.

     3.2 ASV shall remain obligated to make all payments of monthly rental pursuant to the Lease, together with all additional payments of monthly rent as set forth in the Supplemental Lease.


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

     3.3 At such time the Authority has acquired fee title in the Additional Land, it shall grant to the IRRRB a mortgage thereon as additional collateral supplementing the Mortgage dated as of August 17, 1994 between the Authority and the IRRRB with regard to the Land, subordinate to the Norwest Loan.

                                   ARTICLE IV

                             ADDITIONAL PROVISIONS
                             ---------------------

     4.1 Authority Representatives Not Individually Liable. No member, official or employee of the Authority shall be personally liable to ASV, or any successor in interest, in the event of any default or breach by the Authority or for any amount which may become due to the ASV or successor or any obligations under the terms of this Agreement.

     4.2 Titles of Articles and Sections. Any titles of the several parts, articles and sections of this Agreement are inserted for convenience of reference only and shall be disregarded in construing or interpreting any of its provisions.

     4.3 Notice and Demands. Except as otherwise expressly provided in this Agreement, a notice, demand or other communication under this Agreement by any party to any other party hereto shall be sufficiently given or delivered if it is dispatched by registered or certified mail, postage prepaid, return receipt requested, or delivered personally; and

          A. In the case of ASV, is addressed to or delivered personally to ASV at 840 Lily Lane, Grand Rapids, Minnesota 55744.

          B. In the case of the Authority, is addressed to or delivered personally to the Authority at City Hall, 420 North Pokegama Avenue, Grand Rapids, Minnesota 55744.

          C. In the case of IRRRB, is addressed to or delivered personally to the IRRRB at Box 441, Highway 53 South, Eveleth, Minnesota 55734.

          Each party hereto may from time to time by notice to the other parties hereto as provided above change the address with respect to such party.

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     4.4  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Authority, the IRRRB and ASV have each caused this Agreement to be duly executed in its name and behalf on or as of the date first above written.
                                    GRAND RAPIDS ECONOMIC
                                    DEVELOPMENT AUTHORITY


                                    BY:   /s/ Skip Drake
                                        --------------------------
                                              Its President

                                    AND:  /s/ Thomas Saxhaug
                                        --------------------------
                                               Its Vice President

                                    ASV, INC.


                                    BY:   /s/ Gary Lemke
                                        --------------------------
                                              Its President


                                    THE STATE OF MINNESOTA ACTING
                                    THROUGH ITS OFFICE OF THE
                                    COMMISSIONER OF IRON RANGE
                                    RESOURCES AND REHABILITATION


                                    BY: /s/ Shawn K. Harper
                                        -------------------
                                            Its Deputy Commissioner

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF ITASCA    )

     The foregoing instrument was acknowledged before me this 18th day of April, 1997, by Skip Drake and Thomas Saxhaug, the President and Vice President, respectively, of the Grand Rapids Economic Development Authority, a public body politic and corporate and a political subdivision under the laws of the State of Minnesota, on behalf of the body.


                                        /s/ Sara L. Holum
                                        ----------------------------
                                            Notary Public

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF ITASCA    )

     The foregoing instrument was acknowledged before me this 17th day of April, 1997, by Gary Lemke, the President of ASV, Inc. a corporation under the laws of the State of Minnesota, on behalf of the corporation.


                                                    /s/ Jacquelyn M. Berard
                                                    ---------------------------
                                                        Notary Public


STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF ST. LOUIS )

     The foregoing instrument was acknowledged before me this 27th day of May, 1997, by Shawn K. Harper and ___________________, the Deputy Commissioner and ____________________, respectively, of the State of Minnesota acting through its office of the Commissioner of Iron Range Resources and Rehabilitation, on behalf of the State


                                                  /s/ Sheryl Ann Aho Kochevar
                                                  -----------------------------
                                                      Notary Public

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                                LIST OF EXHIBITS

Exhibit "A"       - Legal Description of Additional Land

Exhibit "B"       - Supplemental Lease

Exhibit "C"       - Ground Lease

Exhibit "D"       - Preliminary Plans and Specifications

Exhibit "E"       - Personalty to Become Improvements or Fixtures

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